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                                                                   EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to (1) the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 4, 1999, included in Avnet, Inc.'s Annual Report on Form 10-K for the year ended July 2, 1999; (2) the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 25, 1999, on the consolidated financial statements of Marshall Industries, which report is included in Avnet, Inc.'s Current Report on Form 8-K bearing cover date of October 20, 1999; and (3) all references to our firm included in this Registration Statement.


                             /s/ ARTHUR ANDERSEN LLP


Phoenix, Arizona
June 15, 2000